Exhibit 99.(J)(1)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 46 to File No. 33-96132) of TD Asset Management USA Funds Inc. of our reports dated December 17, 2012, included in the 2012 Annual Reports to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 27, 2013